Exhibit Ex 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333‑232234 on Form S‑8 of our report dated March 16, 2020 relating to the consolidated financial statements of Akero Therapeutics, Inc. appearing in this Annual Report on Form 10‑K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Parsippany, NJ

March 16, 2020